UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2003

GRANITE CONSTRUCTION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-12911	77-0239383

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076

(Address of principal executive offices) (Zip Code)

(831) 724-1011

Registrant’s telephone number, including area code

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Item 12. Earnings Forecast Revision
Item 7. Financial Statement, Pro Forma Financial Information and Exhibits
INDEX TO EXHIBITS
Exhibit 20.1
Exhibit 20.2
Exhibit 20.3

Item 12. Earnings Forecast Revision

       On August 6, 2003, Granite Construction Incorporated released its second quarter 2003 financial results. Granite announced today that net income for the second quarter ended June 30, 2003 was $10.8 million or $0.26 per diluted share versus $16.6 million or $0.41 per diluted share for the same period last year. Revenue for the quarter totaled $469.4 million compared with $459.0 million a year ago.

       As was stated in a prior release dated July 25, 2003, the Company’s decrease in net income for the second quarter is largely a result of unseasonably wet weather in the Wet early in the quarter causing a late start to the construction season, continued slowdowns in both public and private sector construction spending and lower than expected profit from several large Heavy Construction Division (HCD) projects.

       David H. Watts, Chairman and Chief Executive Officer, said, “Our second quarter results clearly illustrate the challenging market in which the Branch Division has been operating. As a result, Branch Division new awards, revenue and gross margins are down for the quarter. On the other hand, while we were disappointed in HCD’s results for the quarter, we are encouraged that new awards and revenues are both up over 20% with backlog for the division totaling nearly $1.4 billion, a 37% increase from a year ago. This demonstrates HCD’s long-term growth potential that we believe will be realized with improved revenues and margins over the next few years. We also expect that the effects of the lower HCD profit recognition in the quarter will be substantially offset by the positive results related to the resolution of contract change orders. The Company’s policy is to record change order revenue only when final agreements are executed.”

       Backlog at June 30, 2003 totaled $1.9 billion compared with $1.6 billion at June 30, 2002. New awards for the second quarter were $530.0 million and include an $18.3 million airport project in Alaska, a $66.6 million highway contract in North Carolina, a $53.4 million dam project in Arkansas and a $91.2 million share of a joint venture contract in Virginia.

       For the six-month period ended June 30, 2003, net income was $20.8 million or $0.51 per share on a diluted basis compared with $14.9 million or $0.37 per share for the same period in 2002. Revenue for the six-month period totaled $771.6 million compared with $728.2 million for the same period last year.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is attached hereto and filed herewith:

Exhibit Number

20.1	Press Release of Registrant, dated August 6, 2003, its second quarter financial results

20.2	Comparative Financial Summary

20.3	Revenue and Backlog Analysis

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act or 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

Date: August 6, 2003	By:	/s/ William E. Barton William E. Barton Senior Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit
Number	Document

20.1	Press Release of Registrant, dated August 6, 2003, its second quarter financial results

20.2	Comparative Financial Summary

20.3	Revenue and Backlog Analysis

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